SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated as of January 26, 2005, by and among the Usurf America, Inc., a Nevada corporation (the "Company"), Sovereign Partners, LLC, a Colorado limited liability company ("Sovereign"), and each of the members of Sovereign, who are listed on the signature page hereto (the "Members"). The Company, Sovereign and the Members are referred to herein individually as a "party" and collectively as the "parties."

      A. The Members own all of the issued and outstanding membership interests (the "Interests") of Sovereign and constitute all of the Members of Sovereign as of the date hereof.

      B. The Company desires to purchase (the "Purchase") and the Members desire to sell all of the Interests in consideration for the Company's issuance of certain shares of the Company's common stock, par value $.0001 per share ("Company Common Stock"), and certain shares of the Company's Series B Convertible Preferred Stock, par value $.0001 per share ("Company Convertible Preferred Stock").

      C. The structure of the Purchase is intended to satisfy the requirements of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

      In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                        ARTICLE I - SECURITIES PURCHASE

      1.1. Purchase. Upon the terms and subject to the conditions set forth herein, and in reliance of the representations and warranties contained herein, the Company hereby agrees to purchase from each Member, and each Member hereby agrees to sell to the Company, free and clear of any and all liens, claims, options, charges, pledges, security interests, deeds of trusts, voting agreements, voting trusts, encumbrances, rights or restrictions of any nature ("Claims"), in consideration for the issuance by the Company of the Company Shares (as defined below), the Interests owned by such Member, such Company Shares to be delivered free and clear of any and all Claims. For purposes of this Agreement, "Company Shares" shall equal the sum of the (i) Closing Shares, plus (ii) Guaranteed Shares, plus (iii) Incentive Shares, plus (iv) Bonus Shares (each as defined below).

            (a) Closing Shares. At Closing (as defined below), each Member shall receive (i) the number of shares of Company Common Stock equal to the product of
(A) multiplied by (B), where (A) equals the percentage of such Member's current respective ownership interests of Sovereign as set forth on Schedule 4.2 (such ownership interest for each Member, the "Percentage Interest") and (B) equals 35,000,000 shares of Company Common Stock, and (ii) the number of shares of Company Convertible Preferred Stock equal to the product of (C) multiplied by
(D) where (C) equals such Member's Percentage Interest and (D) equals 100,000 shares of Company Convertible Preferred Stock. The Company Common Stock and Company Convertible Preferred Stock to be issued at Closing pursuant to this
Section 1.1(a) shall be referred to as the "Closing Shares."


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

            (b) Guaranteed Shares. On each of January 1, 2006 and July 1, 2006, subject to Section 1.3 below, each Member shall receive the number of shares of Company Convertible Preferred Stock equal to the product of (A) multiplied by
(B), where (A) equals such Member's Percentage Interest and (B) equals 125,000 shares of Company Convertible Preferred Stock (the "Guaranteed Shares").

            (c) Incentive Shares. On the date that the NOI (as defined below) from January 1, 2005 is equal to or greater than an aggregate of at least $6,000,000, subject to Section 1.3 below, each Member shall receive the number of shares of Company Common Stock equal to the product of (A) multiplied by (B), where (A) equals such Member's Percentage Interest and (B) equals 250,000 shares of Company Convertible Preferred Stock (the "Incentive Shares"). "NOI" shall mean, for any period, the "EBITDA" on a consolidated basis for Sovereign and all of its subsidiaries, in accordance with generally accepted accounting principles. "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization.

            (d) Bonus Shares.

                  (i) Subject to Section 1.3 below, if the average annualized
            NOI for the period commencing on the Closing Date (defined below) and ending on the twenty-four month anniversary date of the Closing Date (the "24-Month Period"), is equal to or greater than $5,000,000, then the Members shall receive in the aggregate 400,000 shares of Company Convertible Preferred Stock.

                  (ii) In addition to the shares of Company Convertible
            Preferred Stock to be received pursuant to Section 1.1(d)(i) above, if the average annualized NOI for the 24-Month Period is: (A) greater than $5,000,000, but less than or equal to $6,000,000, the Members shall receive in the aggregate an additional 0.05 shares of Company Convertible Preferred Stock for each dollar that the average annualized NOI for the 24-Month Period exceeds $5,000,000; (B) greater than $6,000,000 but less than or equal to $7,000,000, then the Members shall receive in the aggregate an additional 0.10 shares of Company Convertible Preferred Stock for each dollar that the average annualized NOI for the 24-Month Period exceeds $5,000,000;
            (C) greater than $7,000,000 but less than or equal to $8,000,000, then the Members shall receive in the aggregate 0.15 shares of Company Convertible Preferred Stock for each dollar that the average annualized NOI for the 24-Month Period exceeds $5,000,000; or (D) greater than $8,000,000 for the 24-Month Period, then the Members shall receive in the aggregate 0.20 shares of Company Convertible Preferred Stock for each dollar that the average annualized NOI for the 24-Month Period exceeds $5,000,000.

                  (iii) Subject to Section 1.3 below, if the average annualized
            NOI for the period commencing on the Closing Date and ending on the thirty-six month anniversary date of the Closing Date (the "36-Month Period") is: (A) greater than $5,000,000, but less than or equal to $6,000,000, the Members shall receive in the aggregate an additional
            0.10 shares of Company Convertible Preferred Stock for each dollar that the average annualized NOI for the 36-Month Period exceeds $5,000,000; (B) greater than $6,000,000 but less than or equal to $7,000,000, then the Members shall receive in the aggregate an additional 0.20 shares of Company Convertible Preferred Stock for each dollar that the average annualized NOI for the 36-Month Period exceeds $5,000,000; (C) greater than $7,000,000 but less than or equal to $8,000,000, then the Members shall receive in the aggregate
            0.30 shares of Company Convertible Preferred Stock for each dollar that the average annualized NOI for the 36-Month Period exceeds $5,000,000; or (D) greater than $8,000,000 for the 36-Month Period, then the Members shall receive in the aggregate 0.40 shares of Company Convertible Preferred Stock for each dollar that the average annualized NOI for the 36-Month Period exceeds $5,000,000; provided, that the aggregate number of shares of Company Convertible Preferred Stock to be issued to the Members in accordance with the formula set forth in this Section 1.1(d)(iii) shall be reduced by the aggregate number of shares of Company Convertible Preferred Stock issued to the Members pursuant to Section 1.1(d)(ii) above.


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

                  (iv) The shares of Company Convertible Preferred Stock to be issued pursuant to this Section 1.1(d) (the "Bonus Shares") shall be apportioned among the Members such that each Member will receive the number of shares of Company Convertible Preferred Stock equal to (A) multiplied by (B) where (A) equals such Member's Percentage Interest and (B) equals the aggregate number of Bonus Shares issued.

            (e) Maximum Number of Company Shares. Notwithstanding any other provisions of this Agreement, the maximum number of Company Shares that may be issued to Members pursuant to this Agreement shall be 300,000,000 shares of Company Common Stock (such shares of Company Convertible Preferred Stock to be counted on an as if converted to Company Common Stock basis).

            (f) Issuance of Company Common Stock. On and after the Company's amendment to its Articles of Incorporation to increase its authorized number of shares of Common Stock to a minimum of 750,000,000, at the time of any issuance of Company Convertible Preferred Stock pursuant to this Section 1.1, Company Common Stock shall be issued (based on the applicable conversion ratio of Company Convertible Preferred Stock to Company Common Stock at such time) in lieu of Company Convertible Preferred Stock.

      1.2. Closing. The closing of the Purchase (the "Closing") shall take place at a mutually agreeable location on January 31, 2005 or such other date as mutually determined by the parties (the "Closing Date").

      1.3. Breach of Representations and Warranties.

            (a) "Breach" shall mean any one or more of the following events: (i) for the period from the date of the Closing through January 2, 2006, (A) Mr. Ed Garneau shall breach any material term or condition of his Employment Agreement (defined below), shall be terminated for cause by the Company, or shall become disabled, unwilling or unable to perform his obligations under the terms of the Employment Agreement, and (B) there is a concurrent twenty-five percent (25%) decline in the NOI of the Sovereign subsidiaries for such fiscal year as compared to the immediately preceding fiscal year, as determined in accordance with Sovereign's past practices; (ii) there shall be discovered material liabilities known to Sovereign and not disclosed on the financial statements of Sovereign as of the date hereof, and as delivered to the Company as of or at the Closing, or such financial statements of Sovereign shall be false or misleading in any material respect or there shall be any other material breach of Section 4.7; or (iii) if the contracts of Sovereign set forth in Section 4.12 and/or the schedules hereto shall become materially impaired, or such rights and contracts shall be deemed in breach or violation under their terms as a result of the transactions contemplated hereby, or such rights and contracts are subject to termination by any other party to such contracts as a result of the transactions contemplated hereby. For the purposes of these subsections (ii) and (iii) above, the terms "material liabilities" and "materially impaired" shall mean liabilities equal to or greater than thirty percent (30%) of the Sovereign subsidiaries' assets or total revenues for any given fiscal year.


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

            (b) In the event of a Breach, any shares that have not yet been issued to the Members under the terms of this Agreement may be withheld by the Company until the earlier of (i) twelve (12) months from the date such shares would have otherwise been issued to Sovereign or (ii) such time as any such Breach has been cured by Sovereign. The rights of the Company set forth in this
Section 1.3 shall be in addition to, and not substitution for, the rights of indemnification provided for in Article VII.

      1.4. Proration of Company Shares. To the extent that less than one-hundred percent (100%) of the Sovereign Membership Interests consent to the Closing of this transaction, it is understood by the parties hereto that so long as sixty-six and two-thirds percent (66-2/3%) of the Sovereign Membership Interests consent to the Closing, the Closing shall take place and the Company shall only issue a prorated portion of the aggregate Company Shares proposed to be issued pursuant to this Agreement, as reflected in subsections 1.1(a)-(d) above.

           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      As a material inducement to Members entering into this Agreement and to consummate the transactions contemplated hereby, the Company hereby makes to Members the following representations and warranties:

      2.1. Organization, Good Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to own and operate its properties and assets and to enter into this Agreement and to carry out the transactions contemplated hereby, including, without limitation, the issuance of the Company Shares provided for herein. This Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditor's rights generally or by principles governing the availability of equitable remedies. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have, individually or in the aggregate, a material adverse effect upon the business, operations, properties or financial condition (a "Material Adverse Effect") on the Company.


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

      2.2. No Conflicts. The Company is not in violation or default of any term of its Articles of Incorporation, as amended, attached hereto as Exhibit A (the "Articles of Incorporation"), or bylaws (the "Bylaws"), or of any mortgage, indenture, contract, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order or writ, except where such violation or default would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The execution, delivery and performance by the Company of this Agreement does not and will not, with or without the giving of notice or the lapse of time or both, (a) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the Company or its property is bound or affected, (b) violate any judgment, decree, order, statute, law, rule or regulation applicable to the Company, or (c) require the Company to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

      2.3. Capitalization.

            (a) Immediately prior to giving effect to the transactions contemplated hereby, the authorized capital stock of the Company consists of (i) 400,000,000 shares of Company Common Stock, 201,690,088 shares of which are issued and outstanding, and (ii) 100,000,000 shares of Preferred Stock, par value $.0001 per share, 10,000 of which are issued and outstanding.

            (b) As of the Closing, the authorized capital stock of the Company shall consist of (i) 400,000,000 shares of Company Common Stock, of which 246,690,088 shares will be issued and outstanding, and (ii) 100,000,000 shares of Preferred Stock,110,000 of which will be issued and outstanding.

            (c) As of the Closing, all of the outstanding shares of capital stock of the Company, including the Company Shares, will have been duly and validly authorized and issued, and are fully paid and non-assessable, and, except as set forth on Schedule 2.3(c) hereto, will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws without giving rise to preemptive rights of any kind.

            (d) As of the Closing, and after giving effect to the transactions contemplated hereby, the relative rights, preferences and other provisions relating to the Common Stock, Company Convertible Preferred Stock and Preferred Stock are as set forth in the Articles of Incorporation, and such rights and preferences set forth in the Articles of Incorporation are valid and enforceable in accordance with their terms under the laws of the State of Nevada.

            (e) Except as set forth on Schedule 2.3(e) hereto, there are no outstanding subscriptions, options, warrants, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of any class or other equity interests of the Company. The Company has no obligation to purchase, redeem, or otherwise acquire any of its capital stock or any interests therein, and has not redeemed any shares of its capital stock in the past three (3) years.


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

            (f) As of the Closing, and after giving effect to the transactions contemplated hereby, other than rights set forth herein or on Schedule 2.3(f) hereto, there are (i) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company's capital stock or any interests therein, (ii) no rights to have the Company's capital stock registered for sale to the public in connection with the laws of any jurisdiction, and (iii) no documents, instruments or agreements relating to the voting of the Company's voting securities or restrictions on the transfer of the Company's capital stock.

      2.4. Corporate Records. The corporate record books of the Company since January 1, 2002 accurately reflect in all material respects all corporate action taken by its stockholders and board of directors and committees. The copies of the corporate records of the Company, as delivered to the Members, are true and complete copies of the originals of such documents.

      2.5. Subsidiaries; Investments. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity, except as set forth on Schedule 2.5 hereto. The Company has not made any investment and does not hold any interest in or have any outstanding loan or advance to or from, any person, including, without limitation, any officer, director or stockholder of the Company.

      2.6. SEC Reports; Financial Statements; No Undisclosed Liabilities.

            (a) The Company has made available to the Members, in the form filed with the Securities and Exchange Commission (the "SEC"), all reports, registration statements, and other filings (including amendments to previously filed documents) filed by the Company with the SEC since January 1, 2001 (all such reports, proxy statements, registration statements and filings are collectively called the "SEC Reports" and individually called an "SEC Report"). No SEC Report, as of its respective filing date, or, if amended, as of the dates of such amendment, if any, filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each SEC Report at the time of its filing complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder. Since January 1, 2001, the Company has filed all reports that it was required to file with the SEC under the Exchange Act and the rules and regulations of the SEC.

            (b) The consolidated financial statements contained in the SEC Reports were prepared in accordance with generally accepted accounting principles (except, in the case of interim financial statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial condition of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of operations and consolidated cash flows of the Company and its subsidiaries for the periods indicated, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles.


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

            (c) Except as and to the extent reflected or reserved against on the most recent balance sheet contained in the SEC Reports, neither the Company nor any of its subsidiaries or as otherwise disclosed on Schedule 2.6(c) have any material obligations or liabilities of any nature that would have been required to be included on a balance sheet prepared in accordance with generally accepted accounting principles as in effect on such dates; other than current liabilities incurred in the ordinary course of business.

            (d) Except as and to the extent reflected or reserved against on the most recent balance sheet contained in the SEC Reports, neither the Company nor any of its subsidiaries or as otherwise disclosed on Schedule 2.6(d) have any obligations or liabilities of any nature owing to any employee, officer, stockholder, director or consultant of the Company or any subsidiary other than accrued salaries, commissions, amounts accrued under incentive compensation arrangements and the like.

      2.7. Absence of Certain Changes or Events. Since January 1, 2004, and except as otherwise disclosed in the SEC Reports or on Schedule 2.7 hereof, the Company and its subsidiaries have conducted their respective businesses and operations in the ordinary course and neither the Company nor any of its subsidiaries has (i) split, combined or reclassified any shares of its capital stock or made any other changes in its equity capital structure; (ii) purchased, redeemed or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock; (iii) declared, set aside or paid any dividend or made any other distribution in respect of shares of its capital stock; (iv) issued any shares of its capital stock or granted any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, (v) purchased any business, purchased any stock of any corporation or ownership interest in any entity, or merged or consolidated with any person; (vi) sold, leased or otherwise disposed of any assets or properties which were material to the Company and its subsidiaries, taken as a whole, other than dispositions in the ordinary course of business; (vii) incurred, assumed or guaranteed any indebtedness for money borrowed other than intercompany indebtedness; or (viii) suffered any business interruption, damage to or destruction of its properties or other incident, occurrence or event (other than incidents, occurrences or events generally applicable to the industry in which the Company and the subsidiaries operate or changes in general economic and market conditions) that has had or would reasonably be expected to have (after giving effect to insurance coverage) a Material Adverse Effect on the Company.

      2.8. Securities Laws. The issuances of the Company Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Company Shares to any person or persons so as to bring the issuance of such Company Shares by the Company within the registration provisions of the Securities Act. Based in part upon the representations and warranties of the Members contained in Article 3 of this Agreement, the issuances of the Company Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and from the registration or qualification requirements of the laws of any applicable state or U.S. jurisdiction which has not or will not be obtained.


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

      2.9. Contracts. Except as otherwise disclosed in the SEC Reports or on
Schedule 2.9 hereto, the Company is not a party or subject to or bound by:

            (a) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

            (b) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement;

            (c) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company, including, without limitation, any agreement with any stockholder of the Company which includes anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions; or

            (d) any acquisition, merger or similar agreement.

      2.10. Intellectual Property. Except as otherwise specifically disclosed in the SEC Reports, the Company and its subsidiaries: (i) own, or have obtained licenses or rights to use their Intellectual Property (defined below); (ii) have not received written notice from any third party who has asserted any ownership rights to any Intellectual Property; (iii) are not aware of sales of any products that would constitute an infringement by third parties of any material Intellectual Property; (iv) are aware of no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by a third party challenging the ownership rights in, validity or scope of, the Intellectual Property which has had or is reasonably likely to cause a Material Adverse Effect on the Company; and (v) are not aware of any pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by a third party asserting that the Company or any of its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of any third party, in each case or collectively, that would reasonably be expected to result in a Material Adverse Effect on the Company. For purpose of this Agreement, "Intellectual Property" means patents, trademarks, copyrights, service marks (in each case whether registered or unregistered), trade names, product plans, process engineering, drawings, schematic drawings, secret processes, computer software developed by or specifically for the Company and proprietary knowledge, including trade secrets, know-how, confidential information and formulae necessary to carry out the Company's and its subsidiaries' respective businesses as currently conducted. For purpose of this Agreement, "knowledge" means actual knowledge without independent investigation.

      2.11. Environmental and Safety Laws. The Company is, and at all times has been, in compliance in all material respects with all applicable environmental, health and safety laws, rules, ordinances, by-laws and regulations, and with all permits, registrations and approvals required under such laws, rules, ordinances, by-laws and regulations (collectively, "Environmental Laws"). The Company is not aware of any fact or circumstance that could involve the Company in any litigation, or impose upon the Company any liability, arising under any Environmental Laws.


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

      2.12. Permits, Licenses, Authorizations; Compliance with Laws. Each of the Company and its subsidiaries has all licenses, franchises, permits and other governmental authorizations ("Permits") necessary to conduct its business, and neither the Company nor any subsidiary is in violation of or has violated or has any liability pursuant to any Permit, except where the failure to have any such Permits, or the existence or past occurrence of any such violation, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as disclosed on Schedule 2.12 hereto, each of the Company and its subsidiaries is, and has been at all times since January 1, 2001, in material compliance with each statute, law, ordinance, rule or regulation applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets (each, a "Legal Requirement"). Except as disclosed on Schedule 2.12 hereto, no event has occurred or circumstances exist that (with or without the lapse of time) may constitute or result in a violation by the Company or any of its subsidiaries of, or a failure on the part the Company or any of its subsidiaries to comply with, any Legal Requirement, except where such non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as disclosed on Schedule 2.12 hereto, neither the Company nor any of its subsidiaries has received, at any time since January 1, 2001, any written notice regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, except where such non-compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither Company nor any subsidiary has received any notice that any Permit will be suspended or revoked or will not be renewed.

      2.13. Insurance Coverage. The Company has in full force and effect general commercial, general liability, errors and omissions, specified director's and officer's liability, workers compensation and employee's liability, fire and casualty and such other appropriate insurance policies with coverages customary for similarly situated companies in the same or similar industries and as required by applicable law.

      2.14. Legal Actions. Except as set forth in the SEC Reports, there are no legal actions or administrative proceedings or investigations instituted, or threatened in writing, against the Company or any subsidiary, that are reasonably likely to have a Material Adverse Effect on the Company; nor to the knowledge of the Company, is there any reasonable basis therefor. Neither the Company nor any subsidiary is a party to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body which has had or is reasonably likely to have a Material Adverse Effect on the Company.

      2.15. Illegal Payments. Neither the Company nor, to the knowledge of the Company, any person affiliated with the Company has ever offered, made or received on behalf of the Company any illegal payment or contribution of any kind, directly or indirectly, including, without limitation, payments, gifts or gratuities, to any person, entity, or United States or foreign national, state or local government officials, employees or agents or candidates therefor or other persons.


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

      2.16. Solvency. The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they came due; or (f) made an offer of settlement, extension or composition to its creditors generally.

      2.17. Privacy of Customer Information. The Company has not used and does not currently use any of the customer information that it has received or currently receives in an unlawful manner, or in a manner violative of the Company's privacy policy or the privacy rights of its customers. The Company has not collected any customer information in an unlawful manner or in violation of its privacy policy. The Company has commercially reasonable security measures in place to protect the customer information it receives through its website or otherwise and which it stores in its computer systems from illegal use by third parties or use by third parties in a manner violative of the rights of privacy of its customers.

      2.18. Investment Company. The Company is not now, and after the issuance of the Company Shares under this Agreement, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      2.19. Brokers. The Company has not engaged, consented to nor authorized any broker, placement agent, finder or intermediary to act on its behalf, directly or indirectly, as a broker, placement agent, finder or intermediary in connection with the transactions contemplated by this Agreement.

      2.20. Taxes. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened in writing against the Company or its subsidiaries which has had or is reasonably likely to cause a Material Adverse Effect on the Company. 2.21. Experience. The Company acknowledges that Sovereign's lines of business are different from those of the Company. Nevertheless, the Company has evaluated the merits and risk of its acquisition of the Interests to its satisfaction and the Company is able to bear the economic risk of loss of the investment for an indefinite period of time.

      2.22. Disclosure. The representations and warranties made by the Company or contained in this Agreement, the schedules and exhibits hereto and the certificates executed and delivered in connection herewith, when taken together, do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated herein or therein or necessary in order to make such representations, warranties or other material not misleading in the light of the circumstances in which they were made or delivered. To the knowledge of the Company, there is no material fact directly relating to the assets, liabilities, business, operations, or condition (financial or other) of the Company (including any competitive developments other than facts which relate to general economic or industry trends or conditions) that materially adversely affects the same.

          ARTICLE III - REPRESENTATIONS AND WARRANTIES OF EACH MEMBER

      As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each Member hereby, severally and not jointly, represents and warrants to the Company as follows:

      3.1. Authority. Such Member has full right, authority, power and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, including, without limitation, the transfer of Interests. This Agreement constitutes the valid and binding obligation of such Member enforceable against such Member in accordance with its terms except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditor's rights generally or by principles governing the availability of equitable remedies.

      3.2. No Conflicts. The execution, delivery and performance by such Member of this Agreement does not and will not, with or without the giving of notice or the lapse of time or both, (a) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Member is a party or by which such Member or Member's property is bound or affected, (b) violate any judgment, decree, order, statute, law, rule or regulation applicable to such Member, or (c) require such Member to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made.

      3.3. Capitalization.

            (a) Immediately prior to giving effect to the transactions contemplated hereby, the authorized equity of Sovereign consists solely of the Interests outstanding.

            (b) As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding equity of Sovereign, including the Interests, will have been duly and validly authorized and issued, and are fully paid and non-assessable, and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws without giving rise to preemptive rights of any kind.

            (c) Except as set forth on Schedule 3.3(c) hereto, there are no outstanding subscriptions, options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind relating to the issuance or sale of, or outstanding securities convertible into or exercisable or exchangeable for, any shares of capital stock of any class or other equity interests of Sovereign. Sovereign has no obligation to purchase, redeem, or otherwise acquire any of its Units or any equity interests therein, and since its formation, Sovereign has not redeemed any Units or any equity interests.

            (d) As of the Closing, and after giving effect to the transactions contemplated hereby, other than rights set forth herein or on Schedule 3.3(d) hereto, there are (i) no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of Interests or any other equity interests in Sovereign, (ii) no rights to have Interests or any equity interests registered for sale to the public in connection with the laws of any jurisdiction, and (iii) no documents, instruments or agreements relating to the voting of Sovereign's voting securities or restrictions on the transfer of Interests or any other equity interests in Sovereign.

      3.4. Experience. Such Member has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of an investment in the Company Shares to be acquired by such Member and such Member is able to bear the economic risk of loss of the investment for an indefinite period of time. Such Member has consulted with his, her or its own advisors with respect to such Member's proposed investment.

            ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SOVEREIGN

      As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Sovereign hereby represents and warrants to the Company as follows (references to Sovereign in this Article IV shall mean, where appropriate and where the context permits, Sovereign and its subsidiaries):

      4.1. Organization and Qualification of Sovereign and its Subsidiaries. Each of Sovereign and its subsidiaries is an entity duly formed, validly existing and in good standing under the laws of the State of Colorado and is qualified to conduct business in every state in which it conducts business, with full power and authority under Colorado law and its articles of organization, partnership agreement, operating agreement or other governing document (the "Governing Documents") to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted, except where the failure to be so qualified or in good standing has not had and would not have a Material Adverse Effect on Sovereign. The copies of the Governing Documents previously delivered to the Company are true and complete, and no amendments thereto are pending. Neither Sovereign nor, to the knowledge of Sovereign or the principal members of the management of Sovereign ("Management"), any member of Sovereign is in violation of any term of the Governing Documents.

      4.2. Beneficial Ownership. Schedule 4.2 sets forth the issued and outstanding equity interests of Sovereign immediately prior to the Closing and without giving effect to the transactions, with all such interests owned of record and beneficially by the Persons and in the amounts indicated on said
Schedule 4.2, in each case, to the knowledge of Sovereign, free and clear of any Claims other than the restrictions imposed pursuant to this Agreement and the Governing Documents. All outstanding interests in Sovereign were offered and sold by Sovereign in compliance with all applicable federal and state securities laws. All outstanding interests in Sovereign immediately prior to the Closing have been validly issued, and the holders of such interests are not liable to Sovereign for any additional capital contribution with respect thereto. Immediately prior to the Closing, the issued and outstanding equity interests of Sovereign will be as set forth on Schedule 4.2, with all such interests owned of record and beneficially by the Members party hereto and in the amounts indicated on Schedule 4.2.

      4.3. Subsidiaries; Investments. Sovereign has no, nor has it ever had any, subsidiaries and is not a party to any partnership, joint venture or other similar agreement and has no, nor has it ever had any, investments in any other Person, other than as set forth on Schedule 4.3.

      4.4. Authority; Enforceability.

            (a) Sovereign has all requisite power and authority under the Governing Documents to enter into this Agreement and to carry out the transactions contemplated by this Agreement. The execution, delivery and performance by Sovereign of this Agreement have been duly authorized by all necessary action of Sovereign and no other action on the part of Sovereign is required in connection therewith.

            (b) This Agreement constitutes the valid and binding obligation of Sovereign enforceable against Sovereign in accordance with its terms except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditor's rights generally or by principles governing the availability of equitable remedies.

      4.5. Non-Contravention. The execution, delivery and performance by Sovereign of this Agreement and each transaction document to which Sovereign is a party: (a) does not and will not violate any provision of any Governing Document; (b) does not and will not constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Sovereign is a party or by which Sovereign or its property is bound or affected, (c) does not and will not violate any judgment, decree, order, statute, law, rule or regulation applicable to Sovereign, or (d) does not or will not require Sovereign to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made, except where such violation or the failure to obtain such approval, consent or waiver, or the failure to make such filing, has not had and would not reasonably be expected to have, a Material Adverse Effect on Sovereign.

      4.6. Real and Personal Property.

            (a) Except as set forth on Schedule 4.6(a), Sovereign does not own any real property. Sovereign owns all of the real property listed on Schedule 4.6(a). All such material properties are reflected in the Financial Statements (as defined in Section 4.7(a) below), are free and clear of all Claims, and are not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, in each case, (a) mortgages or security interests noted in the Financial Statements as securing specified liabilities or obligations, with respect to which no default exists as of the date hereof, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Financials (as defined in Section 4.7(a)) below), with respect to which no default exists as of the date hereof, (c) liens for current taxes not yet due, and (d) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Sovereign, and (e) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

            (b) All of the real property leased by Sovereign is identified on
Schedule 4.6(b) (herein referred to as, the "Leased Real Property"). With respect to the Leased Real Property, Sovereign has good and valid leasehold estates in the Leased Real Property, free and clear of all Claims. Each of said leases has been duly authorized and executed by Sovereign, and to the knowledge of Sovereign, the other parties thereto and is in full force and effect. Neither Sovereign nor any other party to a lease is in default under any of such leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a material default. True and complete copies of each lease have been delivered or made available to the Company by Sovereign.

            (c) Attached hereto as Schedule 4.6(c) is a list of all the assets of Sovereign (excluding assets with a value of less than $1,000), including as part of such Schedule, the tax basis of each such asset, and any Claims to which such assets are subject.

      4.7. Financial Statements; Liabilities.

            (a) Sovereign has delivered to the Company (i) unaudited consolidated balance sheets and statements of income and expense for Sovereign for the years ended December 31, 2002 and 2003 (the "Year End Financials"), and
(ii) unaudited consolidated balance sheet for Sovereign as of September 30, 2004, and related unaudited statements of income and expense for the nine-month period then ended (the "Interim Financials"). The Year End Financials and the Interim Financials are together referred to as the "Financial Statements." The Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except that the Interim Financials do not contain all footnotes and other presentation items). The Financial Statements were prepared from the books and records of Sovereign, consistent with past practice, and fairly present in all material respects the financial position and results of operations of Sovereign as of the dates and for the periods indicated. Sovereign maintains systems of accounting that are adequate for the preparation of the Financial Statements.

            (b) As of the Closing Date, Sovereign does not have any liabilities of any nature (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due) (collectively "Liabilities"), except: (i) Liabilities reflected in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business of Sovereign which individually or in the aggregate do not have a Material Adverse Effect on Sovereign since its formation, or (iii) Liabilities for taxes incurred in the ordinary course of business of Sovereign and not yet due.

      4.8. Tax Matters.

            (a) Sovereign and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and Sovereign has no knowledge of any tax deficiency which has been or might be asserted or threatened in writing against Sovereign or its subsidiaries which has had or is reasonably likely to cause a Material Adverse Effect on Sovereign. There are no liens on any of the assets of Sovereign with respect to taxes, other than liens for taxes not yet due and payable or for taxes that Sovereign is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

            (b) Since its date of formation, Sovereign has continued to qualify as a United States partnership for federal income tax purposes.

      4.9. Insurance. Sovereign has in full force and effect general commercial, general liability, errors and omissions, professional liability, specified director's and officer's liability, workers compensation and employee's liability, fire and casualty and such other appropriate insurance policies with coverages customary for similarly situated companies in the same or similar industries and as required by applicable law.

      4.10. Banking Relations. All of the arrangements that Sovereign has with any banking institution are, in all material aspects, completely and accurately described in Schedule 4.10 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, etc.) and the person or persons authorized in respect thereof.

      4.11. Intellectual Property. Except as otherwise specifically disclosed in
Schedule 4.11, Sovereign and its subsidiaries: (i) own, or have obtained licenses or rights to use their Intellectual Property (for purposes of this Section 4.11, defined below); (ii) have not received written notice from any third party who has asserted any ownership rights to any Intellectual Property;
(iii) are not aware of sales of any products that would constitute an infringement by third parties of any material Intellectual Property; (iv) are aware of no pending or, to the knowledge of Sovereign, threatened action, suit, proceeding or claim by a third party challenging the ownership rights in, validity or scope of, the Intellectual Property which has had or is reasonably likely to cause a Material Adverse Effect on Sovereign; and (v) are not aware of any pending or, to the knowledge of Sovereign, threatened action, suit, proceeding or claim by a third party asserting that Sovereign or any of its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of any third party, in each case or collectively, that would reasonably be expected to result in a Material Adverse Effect on Sovereign. For purpose of this Agreement, "Intellectual Property" means patents, trademarks, copyrights, service marks (in each case whether registered or unregistered), trade names, product plans, process engineering, drawings, schematic drawings, secret processes, computer software developed by or specifically for Sovereign and proprietary knowledge, including trade secrets, know-how, confidential information and formulae necessary to carry out Sovereign's and its subsidiaries' respective businesses as currently conducted.

      4.12. Contracts. Except for contracts, commitments, plans, agreements and licenses set forth on Schedule 4.12 (collectively, the "Contracts") (true and complete copies of which have been made available to the Company), Sovereign is not a party to or subject to:

            (a) any plan or contract providing for bonuses, pensions, options, stock (or beneficial interest) purchases (or other securities or phantom equity purchases), deferred compensation, retirement payments, profit sharing, or the like;

            (b) any employment contract or contract for services which is not terminable at will by Sovereign without liability for any penalty or severance payment (except for regular payments in arrears for services rendered under contracts which require payment for services rendered to the date of such termination);

            (c) any contract or agreement for the purchase of any assets, material or equipment except purchase orders in the ordinary course of business exceeding Two Hundred Fifty Thousand Dollars ($250,000) each;

            (d) any other contracts or agreements creating any obligations of Sovereign of Two Hundred Fifty Thousand Dollars ($250,000) or more with respect to any such contract or agreement, except such contracts or agreements entered into in the ordinary course of business;

            (e) any contract or agreement not made in the ordinary course of business (including, without limitation, any contract for the sale of all or any material portion of the assets of Sovereign or any contract for the purchase of all or any material portion of the assets of any other entity);

            (f) any contract or arrangement with any solicitor or sales agent;

            (g) any contract or arrangement containing covenants limiting the freedom of Sovereign to compete in any line of business or with any person or entity;

            (h) any license agreement (as licensor or licensee); or

            (i) any agreement creating any obligations (i) for borrowed money,
(ii) evidenced by bonds, debentures, notes or similar instruments, (iii) to pay the deferred purchase price of property or services, (iv) under leases that would, in accordance with GAAP, appear on the balance sheet of the lessee as a liability, (v) secured by a lien, (vi) in respect of letters of credit, or bankers acceptances, contingent or otherwise, or (vii) in respect of any guaranty or endorsement or other obligations to be liable for the debts of another person or entity.

      Each of the Contracts is valid, binding and enforceable against Sovereign, and, to the knowledge of Sovereign each other party thereto, in accordance with its terms, and is in full force and effect. Sovereign and the other parties thereto have performed in all material respects all obligations imposed under each contract or agreement and neither Sovereign nor, to the knowledge of Sovereign, any party to any such contract or agreement is in default and no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a default. Sovereign is not bound by any agreement, contract or arrangement which could reasonably be expected to have a Material Adverse Effect on Sovereign.

      4.13. Litigation. Except as set forth in Schedule 4.13, there are no legal actions or administrative proceedings or investigations instituted, or threatened in writing, against Sovereign or any subsidiary, that are reasonably likely to have a Material Adverse Effect on Sovereign; nor to the knowledge of Sovereign, is there any reasonable basis therefor. Neither Sovereign nor any subsidiary is a party to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body which has had or is reasonably likely to have a Material Adverse Effect on Sovereign.

      4.14. Environmental and Safety Laws. Sovereign is, and at all times has been, in compliance in all material respects with all applicable Environmental Laws. Sovereign is not aware of any fact or circumstance that could involve Sovereign in any litigation, or impose upon Sovereign any liability, arising under any Environmental Laws.

      4.15. Permits, Licenses, Authorizations; Compliance with Laws. Each of Sovereign and its subsidiaries has all Permits necessary to conduct its business, and neither Sovereign nor any subsidiary is in violation of or has violated or has any liability pursuant to any Permit, except where the failure to have any such Permits, or the existence or past occurrence of any such violation, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Sovereign. Except as disclosed on Schedule 4.15 hereto, each of Sovereign and its subsidiaries is, and has been at all times since January 1, 2001, in material compliance with each Legal Requirement. Except as disclosed on Schedule 4.15 hereto, no event has occurred or circumstances exist that (with or without the lapse of time) may constitute or result in a violation by Sovereign or any of its subsidiaries of, or a failure on the part Sovereign or any of its subsidiaries to comply with, any Legal Requirement that has had or would reasonably be expected to have a Material Adverse Effect on Sovereign. Except as disclosed on Schedule 4.15 hereto, neither Sovereign nor any of its subsidiaries has received, at any time since January 1, 2001, any written notice regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement that has had or would reasonably be expected to have a Material Adverse Effect on Sovereign. Neither Sovereign nor any of its subsidiaries has received any notice that any Permit will be suspended or revoked or will not be renewed that has had or would reasonably be expected to have a Material Adverse Effect on Sovereign.

      4.16. Placement Fee. Sovereign has not incurred or become liable for any broker's commission, finder's fee or placement fee relating to or in connection with the transactions.

      4.17. Registrations. Sovereign is duly registered, licensed and qualified in all jurisdictions where such registration, licensing or qualification is required in order to conduct its business, except where the failure to be registered, licensed or qualified would not have a Material Adverse Effect on Sovereign. Sovereign is in compliance with all foreign, federal and state laws requiring such registration, licensing or qualification, except where the failure to be registered, licensed or qualified would not have a Material Adverse Effect on Sovereign.

      4.18. Related Party Transactions. Neither Sovereign, nor any officer, manager, nor to the knowledge of Sovereign, any member of Sovereign, or employee of Sovereign or, to the knowledge of Sovereign, any of their respective spouses or family members, is a party to any material transaction or material contract or arrangement with Sovereign, or owns directly or indirectly in an individual or joint basis any interest (excluding passive investments in the shares of any enterprise which is publicly traded provided his or her holdings therein, together with any holdings of his or her affiliates and family members, do not exceed five percent (5%) of the outstanding shares or comparable interest in such entity) in, or serves as an officer or director or in another similar capacity of, any competitor or client of Sovereign, or any organization which has a material contract or arrangement with Sovereign (in each case, other than as expressly contemplated hereby).

      4.19. Employee Benefit Programs.

            (a) Except as set forth on Schedule 4.19, Sovereign has never maintained any Employee Program.

            (b) For purposes of this section:

                  (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                  (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

      4.20. List of Managers, Officers and Employees.

            (a) Schedule 4.20(a) hereto contains a true and complete list of all current members, officers, managers and employees of, and consultants to, Sovereign. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

            (b) To the knowledge of Sovereign, no employee has a medical or physical condition that impairs or reasonably would be expected to impair his or her ability to fulfill his or her obligations and duties with respect to Sovereign.

            (c) As of the date of this Agreement, Sovereign employs 97 full time employees as set forth on Schedule 4.20(c). Except as set forth on Schedule 4.20(c), Sovereign does not have any obligation, contingent or otherwise, under
(i) any employment, collective bargaining or other like labor agreement, (ii) any written or oral agreement containing severance or termination pay arrangements, (iii) any deferred compensation agreement, retainer or consulting arrangements, (iv) any pension or retirement plan, any bonus or profit sharing plan, any stock option or stock purchase plan, or (v) any other employee contract or non terminable (whether with or without penalty) employment arrangement (each an "Employment Arrangement"). Sovereign is not in default with respect to any material term or condition of any Employment Arrangement.

      4.21. Absence of Changes. Except as set forth on Schedule 4.21, since the date of the Interim Financials:

            (a) there has not been any Material Adverse Effect on Sovereign, and no event(s) has occurred to the knowledge of Sovereign that likely would have, singly or in the aggregate, a Material Adverse Effect on Sovereign;

            (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of Sovereign's assets (whether or not covered by insurance);

            (c) Sovereign has not declared, accrued, set aside or paid any distribution in respect of any equity interests;

            (d) Sovereign has not sold or otherwise issued any equity interests or any other securities;

            (e) Sovereign has not amended its certificate of formation or limited liability agreement and has not effected or been a party to any recapitalization or reclassification of equity interests;

            (f) Sovereign has not purchased or otherwise acquired any asset from any other Person, except for assets acquired by Sovereign in the ordinary course of business in accordance with past practice;

            (g) Sovereign has not leased or licensed any asset from any other Person except for assets leased or licensed in the ordinary course of business in accordance with past practice;

            (h) Sovereign has not made any individual capital expenditure, measured by invoice amount, in excess of Two Hundred Fifty Thousand Dollars ($250,000);

            (i) Sovereign has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person other than in the ordinary course of business in accordance with past practice;

            (j) Sovereign has not written off as uncollectible, or established any reserve with respect to, any account receivable or other indebtedness other than in the ordinary course of business in accordance with past practice;

            (k) Sovereign has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Claim other than in the ordinary course of business in accordance with past practice;

            (l) Sovereign has not made any loan or advance to any other Person, including without limitation, any holder of its equity interests other than in the ordinary course of business in accordance with past practice;

            (m) Sovereign has not (i) established or adopted any Employee Program or (ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than salary increases for non-officer employees in the ordinary course of business in accordance with past practice and consistent with Sovereign's review and compensation policies then in force;

            (n) Sovereign has not entered into, and neither Sovereign nor any of the assets owned or used by Sovereign has become bound by, any Contract, except in the ordinary course of business;

            (o) no Contract by which Sovereign or any of the assets owned or used by Sovereign is or was bound, or under which Sovereign has or had any rights or interest, has been amended or terminated, except in the ordinary course of business;

            (p) there has been no borrowing or agreement to borrow by Sovereign or change in the contingent obligations of Sovereign by way of guaranty, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of Sovereign, and Sovereign has not incurred, assumed or otherwise become subject to any Liabilities, other than Liabilities incurred by Sovereign in the ordinary course of business; (q) Sovereign has not discharged any Claim or discharged or paid any indebtedness or other Liability, except any that (i) are reflected as current liabilities in the balance sheet included in the Interim Financials or have been incurred by Sovereign since the date thereof in the ordinary course of business, or (ii) have been discharged or paid in the ordinary course of business;

            (r) Sovereign has not forgiven any debt or otherwise released or waived any right or claim other than in the ordinary course of business;

            (s) Sovereign has not changed any of its methods of accounting or accounting practices in any material respect;

            (t) Sovereign has not entered into any transaction or taken any other action, outside the ordinary course of business in accordance with past practice; and

            (u) Sovereign has not agreed or committed (in writing or otherwise) to take any of the actions referred to in clauses (c) through (t) above.

      4.22. Transfer of Interests. No holder of an equity interest in Sovereign has at any time transferred any of such interests to any employee of Sovereign or other Person, which transfer constituted or could be viewed as compensation for services rendered to Sovereign by said employee.

      4.23. LLC Interest Repurchase. Sovereign has not redeemed or repurchased any of its LLC equity interests.

      4.24. Records. The books and records maintained by Sovereign are true and complete in all material respects and contain an accurate record of all transactions engaged in by Sovereign since its formation.

      4.25. Certain Practices. To the knowledge of Sovereign, neither Sovereign nor any of its managers, officers or employees has, directly or indirectly, given nor agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder Sovereign (or assist in connection with any actual or proposed transaction).

      4.26. Disclosure. The representations and warranties made by Sovereign or contained in this Agreement, the schedules and exhibits hereto and the certificates executed and delivered in connection herewith, when taken together, do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated herein or therein or necessary in order to make such representations, warranties or other material not misleading in the light of the circumstances in which they were made or delivered. To the knowledge of Sovereign, there is no material fact directly relating to the assets, liabilities, business, operations, or condition (financial or other) of Sovereign (including any competitive developments other than facts which relate to general economic or industry trends or conditions) that materially adversely affects the same.

                 ARTICLE V - CLOSING CONDITIONS AND DELIVERIES

      The obligations of Members to consummate the Purchase shall be subject to the fulfillment to Member's reasonable satisfaction on or before the Closing of the conditions set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.6, 5.7, 5.8, 5.9,
5.10 and 5.11 below. The obligations of the Company to consummate the transactions contemplated herein shall be subject to the fulfillment to the Company's reasonable satisfaction on or before the Closing of the conditions set forth in Sections 5.5, 5.7, 5.9 and 5.12 below.

      5.1. Transactions to Occur Prior to Closing. Immediately prior to Closing or contemporaneously with the Closing, the Company shall have entered into an employment agreement with Mr. Ed Garneau (the "Employment Agreement").

      5.2. Authorization. The Board of Directors of the Company shall have duly adopted resolutions and shall have taken all action necessary for the purpose of authorizing the Company to consummate and perform all of the transactions contemplated hereby, including, without limitation, the issuance of the Company Shares.

      5.3. Approvals, Consents and Waivers. The Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company subsequent to the Closing and the Members shall have received copies of all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to the Members, including any and all notices, consents and waivers required from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies and lenders, required to permit the consummation of the transactions contemplated by this Agreement and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

      5.4. Closing Deliveries by the Company. At the Closing, the Company, shall have delivered, or shall have caused to be delivered, all in form and substance satisfactory to the Members, the following:

            (a) the Registration Rights Agreement executed by the Company and the stockholders of the Company named therein in the form attached hereto as Exhibit C (the "Registration Rights Agreement");

      t 12 (b) the Investor Rights Agreement executed by the Company and the stockholders of the Company named therein in the form attached hereto as Exhibit D (the "Investor Rights Agreement");

            (c) Sovereign Management Agreement executed by the Company, Sovereign and the stockholders of the Company named therein in the form attached hereto as Exhibit E;

            (d) Certificates issued by (i) the Secretary of State of the State of Nevada certifying that the Company has legal existence and is in good standing; and (ii) the Secretary of State (or similar authority) of each jurisdiction in which the Company has qualified to do business as a foreign corporation (or is required to be so qualified) as to such foreign qualification;

            (e) A certificate issued by the Secretary of State of the State of Nevada certifying that the Articles of Incorporation (including the Certificate of Designation for the Company Convertible Preferred Stock), as amended as set forth in Exhibit A, have been filed and are effective;

            (f) A certificate executed by the Secretary of the Company certifying (i) the names of the officers of the Company authorized to sign this Agreement and the other agreements, documents and instruments executed by the Company pursuant hereto, together with the true signatures of such officers;
(ii) copies of consent actions taken by the Board of Directors of the Company authorizing the appropriate officers of the Company to execute and deliver this Agreement and all agreements, documents and instruments executed by the Company pursuant hereto, and to consummate the transactions contemplated hereby and thereby, including, without limitation: (A) the adoption, the effectiveness, and setting forth copies of the Amendment to the Bylaws in the form attached hereto as Exhibit F; and (B) the issuance of the Company Shares;

            (g) An opinion of Richardson & Patel, LLP, dated as of the Closing date, in the form attached hereto as Exhibit G;

            (h) Stock certificates evidencing the Closing Shares; and

            (i) Such other supporting documents and certificates as the Members may reasonably request or as may be required pursuant to this Agreement.

      5.5. Closing Deliveries by the Members. At the Closing, the Members shall deliver, or shall have caused to be delivered, the following:

            (a) the Registration Rights Agreement executed by the Members;

            (b) the Investor Rights Agreement executed by the Members; and

            (c) such other supporting documents and certificates as the Company may reasonably request or as may be required pursuant to this Agreement.

      5.6. All Proceedings Satisfactory. All corporate and other proceedings of the Company taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Members.

      5.7. No Litigation. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or, to the knowledge of the Company, threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or consummation of the transactions contemplated by this Agreement. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated in this Agreement.

      5.8. Fees and Expenses. Upon the Closing and only if the Closing occurs, the Company shall reimburse the Members for reasonable accounting fees and disbursements and other out-of-pocket expenses incurred by Members in connection with the audit activities of Sovereign required or contemplated by the transactions under this Agreement.

      5.9. No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

      5.10. Consent of Crestview and Monarch. Crestview shall have (a) given its consent in writing to the transactions contemplated by this Agreement, and (b) waived any right of first refusal or participation in Company financings held by Crestview with respect to the transactions contemplated by this Agreement under any convertible debt of the Company held by Crestview. Monarch Pointe Fund, Ltd. and Mercator Advisor Group, LLC (collectively, "Monarch") shall have (a) given their consent in writing to the transactions contemplated by this Agreement, and
(b) waived any right of first refusal or participation in Company financings held by Monarch with respect to the transactions contemplated by this Agreement under any equity securities of the Company held by Monarch.

      5.11. Bylaw Amendment. The Company shall have caused the Board of Directors of the Company to adopt the amendment to the Company's Bylaws in the form attached hereto as Exhibit F.

      5.12. Sovereign Audit. Anton, Collins & Mitchell shall not have delivered a written notice to the Company and to Sovereign expressing any material reservation regarding its ability to complete an audit of Sovereign's financial statements within 75 days of Closing sufficient to meet the requirements of Regulation S-X promulgated by the Securities and Exchange Commission.

      5.13. Update of Sovereign Disclosure Schedules. Sovereign shall update its disclosure schedules to this Agreement as of the Closing Date to reflect any events occurring or matters discovered between the date of this Agreement and the Closing Date, and any such update shall be given full effect as if delivered upon the date of this Agreement.

      5.14. All Members Have Executed and Delivered. Each and every Member shall have duly executed and delivered this Agreement in favor of the Company, and not less than 100% of the Membership Interests of Sovereign shall be represented by such Members.

                     ARTICLE VI - COVENANTS OF THE COMPANY

      6.1. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the SEC thereunder, all to the extent required from time to time to enable the Members to sell the Company Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Members, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

      6.2. Reservation of Preferred Stock. The Company covenants that it shall reserve and keep available for issuance out of its authorized but unissued shares of Preferred Stock, sufficient shares of Preferred Stock to effect all issuances of Company Convertible Preferred Stock that could occur pursuant to
Section 1.1 hereof.

                         ARTICLE VII - INDEMNIFICATION

      7.1. Survival of Representations, Warranties and Covenants. Each of the representations, warranties, agreements, covenants and obligations in this Agreement or in any schedule, exhibit or certificate delivered by any party to any other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing, other than in the case of fraud in which event such representations or warranties will survive indefinitely, for a period of eighteen (18) months. The expiration of any representation or warranty shall not affect any claim made prior to the date of such expiration in accordance with the terms of this Agreement or any action of the Company under Section 1.3 of Article I. All covenants herein not fully performed shall survive the Closing and continue thereafter until fully performed.

      7.2. Indemnification Obligations of Members.

            (a) Each Member agrees to indemnify, severally and not jointly, and to hold the Company and its affiliates and persons serving as managers, members, officers, employees or agents thereof (individually a "Company Indemnified Party" and collectively the "Company Indemnified Parties") harmless from and against any damages, liabilities, losses (including, without limitation, diminution in value), taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third party claims and including all amounts paid in investigation, defense or settlement of the foregoing), but excluding any special or consequential damages other than those required to be paid to third parties (each a "Loss" and collectively the "Losses") which may be sustained or suffered by any of them directly or indirectly arising out of or based upon any breach of any representation, warranty or covenant of: (i) such Member under this Agreement, or (ii) Sovereign under this Agreement, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto. Any indemnification obligation under this Section 7.2 arising from a breach of a representation, warranty or covenant by Sovereign shall be allocated to the Members ratably in proportion to the number of Company Shares issued to each Member pursuant to this Agreement and shall be subject to the further limitations set forth in this
Section 7.2.

            (b) Notwithstanding anything contained in this Agreement to the contrary, Members shall not have any liability to indemnify the Company Indemnified Parties with respect to any Losses (other than Losses arising from fraud) for which a Claim Notice shall not have been delivered to Members on or prior to the 18-month anniversary of the Closing Date.

            (c) The maximum amount payable by any Member for Losses in respect of claims made by Company Indemnified Parties under this Section 7.2 shall be the Fair Market Value (as defined below, and as determined as of the Closing
Date) of the Closing Shares received by such Member pursuant to this Agreement. To the extent permitted by law, any Member may, at such Member's election, satisfy an obligation owing under this Section 7.2 by transferring to the applicable Company Indemnified Party that number of shares of Company Common Stock and/or Company Convertible Preferred Stock, the Fair Market Value (determined as of the Closing Date) of which equals the obligation owing to such Company Indemnified Party. For purposes of this Agreement, the "Fair Market Value" of Common Stock shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Principal Market (defined below), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Principal Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized independent appraiser selected in good faith by purchasers holding a majority of the principal amount of shares then outstanding. For purposes of this Agreement, "Principal Market" shall mean, initially the OTC Bulletin Board and shall also include the American Stock Exchange, New York Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume. The "Fair Market Value" for Company Convertible Preferred Stock shall be the Fair Market Value of the Common Stock that such Company Convertible Preferred Stock would be converted into if such Company Convertible Preferred Stock were converted into Common Stock on the date of the determination of the Company Convertible Preferred Stock's Fair Market Value.

            (d) Furthermore, notwithstanding anything contained in this Agreement or elsewhere to the contrary including the provisions of Section 1.3 of Article I, the right of the Company Indemnified Parties to indemnification pursuant to this Section 7.2 shall be the sole and exclusive remedy of the Company Indemnified Parties at law or in equity for monetary damages for any Loss except that notwithstanding the foregoing, the Company Indemnified Parties also shall have the right to the equitable remedies of specific performance and injunctive relief, provided, however, that Members' indemnification obligations shall be limited.

      7.3. Indemnification by the Company. The Company agrees to indemnify and hold Members and its respective affiliates and persons serving as managers, members, officers, employees or agents thereof (individually a "Members Indemnified Party" and collectively the "Members Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by Members and/or any Members Indemnified Party arising out of or based upon any breach of any representation, warranty or covenant made by the Company in this Agreement, or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach, provided, however, that notwithstanding anything contained in this Agreement or elsewhere to the contrary, the Company shall have no liability to indemnify Members Indemnified Parties with respect to any Losses for which a Claim Notice shall not have been delivered to the Company on or prior to the 18-month anniversary of the Closing Date.

      7.4. Method of Asserting Claims. All claims for indemnification under this
Article VII shall be asserted and resolved as follows:

            (a) In the event that any claim or demand for which an indemnifying party would be liable to a Company Indemnified Party or a Members Indemnified Party (each, an "Indemnified Party") hereunder is asserted against or sought to be collected by a third party, the Indemnified Party shall:

                  (i) promptly notify the indemnifying party of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice") and specifically indicating that it is a claim for indemnification and citing the specific sections in this Agreement pursuant to which indemnification is sought; provided, however, that the failure of an Indemnified Party to give notice as provided herein shall not relieve an indemnifying party of its obligations under this Article VII, except to the extent the indemnifying party is actually prejudiced thereby;

                  (ii) an indemnifying party shall have 15 calendar days from their receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (x) whether or not the indemnifying party disputes its liability to the Indemnified Party hereunder with respect to such claim or demand and (y) whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such claim or demand; provided, however, that the Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it reasonably shall deem necessary or appropriate to protect its interests;

                  (iii) in the event that the indemnifying party notifies the
            Indemnified Party within the Notice Period that the indemnifying party does not dispute such liability or desires to defend against such claim or demand, then except as hereinafter provided, the indemnifying party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability for any other matter, provided that the indemnifying party shall not settle any such claim without the prior written consent of the Indemnified Party, unless any such settlement shall involve only the payment of money and provide for the delivery of a full release of any liability to the Indemnified Party. The Indemnified Party shall make available to the indemnifying party, at the indemnifying party's expense, any documents and materials in his, her or its possession or control that may be necessary or useful to such defense;

                  (iv) if the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense; provided, however, that the indemnifying party shall pay such expense if representation of the Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel in such proceeding;

                  (v) if any such claim involves a claim for taxes, or, if, in the reasonable opinion of the Indemnified Party, any such claim or demand involves an issue or matter which could have a Material Adverse Effect on the Indemnified Party, the Indemnified Party shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses thereof shall be included as part of the indemnification obligations of the Indemnified Party hereunder and, with respect to subsections (iv) and (v) of this Section 7.4, the indemnifying party shall make available to the Indemnified Party any documents and materials in his or her possession or control that may be necessary or useful to such defense;

                  (vi) if the indemnifying party disputes the indemnifying
            party's liability with respect to such claim or demand or elects not to defend against such claim or demand, whether by not giving timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the indemnifying party or by the Indemnified Party (but the Indemnified Party shall not have any obligation to contest any such claim or demand), then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the indemnifying party hereunder (subject, if the indemnifying party has timely disputed liability, to a determination that the disputed liability is covered by these indemnification provisions); and

                  (vii) In the event the Indemnified Party should have a claim against the indemnifying party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the indemnifying party. If the indemnifying party does not notify the Indemnified Party within the Notice Period that they dispute such claim, the amount of such claim shall be conclusively deemed a liability of the indemnifying party hereunder.

                          ARTICLE VIII - MISCELLANEOUS

      8.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (without giving effect to choice or conflicts of law principles the effect of which would cause the application of the domestic substantive laws of any other jurisdiction).

      8.2. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between them or any of them as to such subject matter.

      8.3. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns.

      8.4. Waiver and Consents; Amendments.

            (a) For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, no course of dealing between the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision as contemplated herein.

            (b) No amendment to this Agreement may be made without the written consent of the Company and the Members.

      8.5. Section Headings; Construction. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

      8.6. Integration. This Agreement, including the exhibits, schedules, documents and instruments referred to herein or therein constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, including, without limitation, the provisions of the letter of intent between the parties hereto in respect of the transactions contemplated herein, which provisions of the letter of intent shall be completely superseded by the representations, warranties, covenants and agreements of the parties contained herein.

      8.7. Interpretation. As used in this Agreement, (i) "including" means "including without limitation"; (ii) "person" includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization and a government or any department or agency thereof; (iii) "affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; (iv) the phrase "to the knowledge of Company" or any similar phrase shall mean the actual knowledge of one or more of the executive officers of the Company and its subsidiaries and (v) "subsidiaries" means all of the subsidiaries of the Company, except those subsidiaries as to which all of the following are true: (a) the subsidiary's operations, assets and liabilities are not material to the Company and its subsidiaries taken as a whole, (b) the subsidiary's operations are not materially beneficial to the Company and its subsidiaries taken as a whole, and (c) the subsidiary's operations (or cessation of operations) have not had and are not reasonably likely to cause a Material Adverse Effect.

      8.8. Counterparts. This Agreement may be executed simultaneously in any number of counterparts (whether delivered by facsimile or otherwise), each of which when so executed and delivered shall be taken to be an original but together shall constitute one and the same agreement.

      8.9. Further Assurances. At any time or from time to time after the date of this Agreement, the parties hereto will take all appropriate action and execute and deliver, without limitation, any documents or instruments of transfer, conveyance, assignment and confirmation or provide any information which may be reasonably necessary to carry out any of the provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first written above.

                                      USURF AMERICA, INC.

                                      By: /s/ Douglas O. McKinnon
                                          --------------------------------------
                                      Name:  Douglas O. McKinnon
                                      Title: President & CEO

                                      SOVEREIGN PARTNERS, LLC

                                      By: /s/ Edward A Garneau
                                          --------------------------------------
                                      Name:  Edward A Garneau
                                      Title: CEO

                                  MEMBERS:

                                      DD FAMILY PROPERTIES, L.L.C.

                                      By: /s/ Edouard A Garneau
                                          --------------------------------------
                                      Name:  Edouard A Garneau
                                      Title: LLC Manager

                                      THUNDERBIRD MANAGEMENT LIMITED PARTNERSHIP

                                      By: /s/ Edwin L. Buckmaster
                                          --------------------------------------
                                      Name: Edwin L. Buckmaster
                                      Title: General Partner

                                      SEARLS FAMILY, LLLP

                                      By: /s/ Robert Searls
                                          --------------------------------------
                                      Name: Robert Searls
                                      Title: General Partner

                                      KRANTZ FAMILY, LLLP

                                      By: /s/ Stanley Krantz
                                          --------------------------------------
                                      Name: Stanley Krantz
                                      Title: General Partner

                                      DOLPHIN BAY, LLC

                                      By: /s/ Jeffrey W. Fiebig
                                          --------------------------------------
                                      Name: Jeffrey W. Fiebig
                                      Title: LLC Manager

                                      NEW OPPORTUNITIES, LLC

                                      By: /s/ Paul T. Garneau
                                          --------------------------------------
                                      Name: Paul T. Garneau
                                      Title: LLC Manager

                                      /s/ Kenneth Miller
                                      ------------------------------------------
                                      Kenneth Miller

                                      /s/ Jeffrey Schetgen
                                      ------------------------------------------
                                      Jeffrey Schetgen

                                      /s/ Thomas Beck
                                      ------------------------------------------
                                      Thomas Beck

                                      /s/ Brent E. Couch
                                      ------------------------------------------
                                      Brent E. Couch

                                      /s/ Jeff Fiebig
                                      ------------------------------------------
                                      Jeff Fiebig

                                      /s/ Craig Cook
                                      ------------------------------------------
                                      Craig Cook

                                      /s/ Curt A. Bushman
                                      ------------------------------------------
                                      Curt A. Bushman

                                      /s/ Michael P. Petrusich
                                      ------------------------------------------
                                      Michael P. Petrusich

                                    EXHIBIT A

                            ARTICLES OF INCORPORATION

                                    EXHIBIT B

                        RESOLUTION OF BOARD OF DIRECTORS

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                  Exhibit 10.2

                                    EXHIBIT D

                            INVESTOR RIGHTS AGREEMENT

                                  Exhibit 10.4

                                    EXHIBIT E

                         SOVEREIGN MANAGEMENT AGREEMENT

                                  Exhibit 10.3

                                    EXHIBIT F

                             AMENDMENT TO THE BYLAWS

                                  Exhibit 3.01

                                    EXHIBIT G

                       OPINION OF RICHARDSON & PATEL, LLP